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                                                            Exhibit (j)(4)

                   Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 7, 2000 on our audit of the financial statements and financial highlights of the Firstar Stellar Funds and to all references to our firm included in or made a part of this Form N-1A Registration Statement, Post Effective Amendment No. 48, for Firstar Funds, Inc.

/s/ARTHUR ANDERSEN LLP


ARTHUR ANDERSEN LLP


Cincinnati, Ohio
February 23, 2001